Exhibit 10.15

SECOND AMENDMENT TO

WMI HOLDINGS CORP.

2012 LONG-TERM INCENTIVE PLAN

This Second Amendment amends the WMI Holdings Corp. 2012 Long-Term Incentive Plan, dated effective May 22, 2012 (as amended, the “Plan”). Capitalized terms used but not otherwise defined in this Second Amendment have the meanings set forth in the Plan.

1.Section 4.1 of the Plan is amended in its entirety to read as follows:

“4.1 NUMBER OF SHARES. Subject to the possible increases provided by Section 4.2 and adjustments as provided in Section 4.4, the aggregate number of shares of Stock authorized and available for grant (or to be used to determine the value of an Award payable in cash) pursuant to the Plan shall be 12,000,000.”

2.This Second Amendment is effective as of the date it is approved by the Board, subject to approval by the shareholders of WMI Holdings Corp.

3.Except as specifically set forth in this Second Amendment, the Plan shall continue in full force and effect as previously adopted by the Board.

Adopted by the Board of Directors of WMI Holdings Corp. on February 25, 2015.

/s/ Charles Edward Smith
Name: Charles Edward Smith
Title: Interim Chief Executive Officer, President and Secretary of WMI Holdings Corp.

710345.0001/6282122.2